Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3
(Form Type)

Trean Insurance Group, Inc.
Treadstone Merger Sub Inc.
Treadstone Parent Inc.
Treadstone Upper Parent Inc.
Treadstone Aggregator L.P.
Altaris Health Partners V, L.P.
Altaris Health Partners V-A, L.P.
AHP V GP, L.P.
AHP-TH LLC
AHP-BHC LLC
ACP-TH LLC
ACP-BHC LLC
Altaris Health Partners III, L.P.
AHP III GP, L.P.
Altaris Constellation Partners, L.P.
AHP Constellation GP, L.P.
Altaris Partners, LLC
George E. Aitken-Davies
Daniel G. Tully
(Exact Name of Registrant and Name of Persons Filing Statement)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction		Fee rate	Amount of Filing Fee
Fees to be Paid	$$349,045,162.65	(1)(2)	.00011020	$$38,464.78	(3)
Fees Previously Paid	$0			$38,464.78
Total Transaction Valuation	$$349,045,162.65
Total Fees Due for Filing				$$0
Total Fees Previously Paid				$38,464.78
Total Fee Offsets				$38,464.78	(4)
Net Fee Due				$$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims		PREM 14A	001-39392	January 19, 2023		$38,464.78
Fees Offset Sources	Trean Insurance Group, Inc.	PREM 14A	001-39392		January 19, 2023		$38,464.78

(1)	Aggregate number of securities to which transaction applies:

As of January 13, 2023, the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), of Trean Insurance Group, Inc. (“Trean”) to which this transaction applies is estimated to be 56,920,034, which consists of (a) 51,222,485 shares of Common Stock entitled to receive the per share transaction consideration of $6.15; (b) 164,723 shares of Common Stock underlying outstanding stock options, which are entitled to receive the per share merger consideration of $6.15 minus any applicable exercise price; (c) 147,552 shares of Common Stock underlying outstanding restricted stock units, which may be entitled to receive the per share transaction consideration of $6.15; (d) 211,424 shares of Common Stock underlying outstanding performance stock units subject to performance-based vesting (assuming the 105,712 target shares pay out at the maximum 200% of target), which may be entitled to receive the per share transaction consideration of $6.15; (e) 211,432 shares of Common Stock underlying outstanding market stock units subject to performance-based vesting (assuming the 105,716 target shares pay out at the maximum 200% of target), which may be entitled to receive the per share transaction consideration of $6.15; and (f) 4,962,418 shares of common stock reserved for issuance pursuant to Trean’s 2020 Omnibus Incentive Plan.

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Estimated solely for the purposes of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of (a) the product of 51,222,485 shares of Common Stock and the per share transaction consideration of $6.15; (b) the product of 147,552 shares of Common Stock underlying outstanding restricted stock units and the per share transaction consideration of $6.15; (c) the product of 211,424 shares of Common Stock underlying outstanding performance stock units and the per share transaction consideration of $6.15; (d) 211,432 shares of Common Stock underlying outstanding market stock units and the per share transaction consideration of $6.15; and (e) the product of 4,962,418 shares of common stock reserved for issuance pursuant to Trean’s 2020 Omnibus Incentive Plan and the per share transaction consideration of $6.15. Pursuant to the terms of that certain Agreement and Plan of Merger, by and among Trean, Treadstone Parent Inc. and Treadstone Merger Sub Inc., all options with an exercise price per share greater than the per share merger consideration of $6.15 will be canceled for no consideration at the effective time of the merger. As of January 19, 2023, all outstanding options had an exercise price per share greater than the per share merger consideration of $6.15.

(3)	In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.00011020.

(4)	The Company previously paid $38,464.78 upon the filing of its Preliminary Proxy Statement on Schedule 14A on January 19, 2023 in connection with the transaction reported hereby.